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                                                                     EXHIBIT 24


                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 33-11890) pertaining to the Profit Sharing and Savings Plan of
St. Paul Federal Bank For Savings, a wholly owned subsidiary of St. Paul Bancorp, Inc., of our report dated April 22, 1994, with respect to the financial statements and schedules of the St. Paul Federal Bank For Savings Profit
Sharing and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1993.


                                                             ERNST & YOUNG



Chicago, Illinois
June 24, 1994